                                                                    EXHIBIT 99.8

[FIDELITY NATIONAL FINANCIAL LOGO]                                 PRESS RELEASE

  FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES THE SIGNING OF A DEFINITIVE STOCK PURCHASE AGREEMENT FOR FIDELITY NATIONAL INFORMATION SERVICES, INC. TO SELL A 25
  PERCENT MINORITY EQUITY INTEREST TO AN INVESTMENT GROUP LED BY THOMAS H. LEE
                        PARTNERS AND TEXAS PACIFIC GROUP

      Jacksonville, Fla. -- (December 23, 2004) -- Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today announced that it and its subsidiary Fidelity National Information Services, Inc. ("FIS") have entered into a definitive stock purchase agreement under which FIS will sell an approximately 25 percent minority equity interest in the common stock of FIS to an investment group led by Thomas H. Lee Partners, L.P. ("THL") and Texas Pacific Group ("TPG") for a total purchase price of approximately $500 million. The parties previously announced the signing of a letter of intent related to this minority equity interest sale in connection with the announcement of the planned recapitalization of FIS made on December 8, 2004. FNF is currently in the negotiation process with a consortium of lenders with respect to those credit facilities necessary to consummate the planned recapitalization of FIS.

            Under the terms of the definitive stock purchase agreement, FIS will issue a total of approximately 50 million shares of the common stock of FIS to the investment group led THL and TPG for a combined approximately 25 percent minority equity ownership position. A new Board of Directors will be created at FIS, with William P. Foley, II, current Chairman and Chief Executive Officer of FNF, serving as Chairman and Chief Executive Officer of FIS. FNF will have the right to appoint a majority of the new directors, with both THL and TPG each receiving the right to appoint two members to the FIS Board of Directors. The definitive agreement calls for the establishment of an option pool for members of FIS management to purchase an aggregate 7.5 percent of the fully-diluted shares of FIS at the same price paid by the investment group led by THL and TPG for their combined approximately 25 percent minority equity interest in FIS. A portion of the options will be subject to time-based, quarterly vesting over four- and five-year periods, while the other portion will be subject to performance-based vesting that is dependent upon the valuation of FIS after an initial public offering or other liquidity event.

            The sale of the minority equity interest in FIS is expected to close in the first quarter of 2005, subject to certain conditions, including the receipt of Hart-Scott Rodino approval, any other required regulatory approvals and the closing of the credit facilities necessary to consummate the previously announced recapitalization of FIS.

            "The signing of this definitive stock purchase agreement is a significant milestone in our ongoing strategy of recognizing the embedded value of FIS," said Chairman and Chief Executive Officer William P. Foley,
      II. "This is clearly the first step of several that we will undertake in moving towards our goal of fully unlocking the value of FIS. We look forward to working with both Tom Lee and Texas Pacific Group in this process of both continuing to grow the FIS business and maximizing the value of the FIS asset for FNF stockholders."

            THL and TPG have registration rights, including the right to initiate a public offering of FIS common stock if one of two criteria is met. Both criteria relate to the potential price and gross proceeds that would be generated by a public offering of FIS. If FIS has not consummated a public offering of FIS common stock within two years of the closing of the minority equity interest sale, THL and TPG have various rights, including the ability to sell their shares of FIS common stock to either FNF or FIS. FNF will file the definitive stock purchase agreement with the Securities and Exchange Commission through a Form 8-K within four legal business days.

            Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. FNF had total revenue of more than $6.2 billion and earned more than $560 million for the first nine months of 2004, with cash flow from operations of more than $925 million for that same period. FNF is the nation's largest title insurance company, with more than 30 percent national market share, and is also a provider of other specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its subsidiary Fidelity National Information Services, Inc. ("FIS"), the Company is a leading provider of technology solutions, processing services and information services to the financial services and real estate industries. FIS' software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U.S. banks and more than 3,600 small and mid-sized U.S. financial institutions and it has clients in more than 50 countries who rely on its processing and outsourcing products and services. FIS also provides customized business process outsourcing related to aspects of the origination and management of mortgage loans to national lenders and servicers. FIS offers information services, including property data and real estate-related services that are used by lenders, mortgage investors and real estate professionals to complete residential real estate transactions throughout the U.S. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

            Thomas H. Lee Partners, L.P., is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include: Refco Group Ltd, Warner Music Group, American Media, AXIS Capital Holdings Limited, Houghton Mifflin, TransWestern Publishing, Endurance Specialty Insurance, HomeSide Lending, Fisher Scientific International, Experian, EquiCredit and Snapple Beverage.

            Texas Pacific Group, founded in 1993 and based in San Francisco, London and Fort Worth, Texas, is a private investment partnership managing over $13 billion in assets. TPG has extensive experience with public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures, and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including significant investments in financial services (Endurance Specialty Holdings Ltd.), technology companies (ON Semiconductor, MEMC, Seagate), leading retailers (Petco, J.Crew, Debenhams
      - UK), branded consumer franchises (Burger King, Del Monte, Ducati Motorcycles), industrials (KRATON Polymers), healthcare (Oxford Health Plans, IASIS Healthcare) and airlines (Continental Airlines, America
      West).

            This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to be different from those expressed or implied above. The company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the "Management's Discussion and Analysis" section of the company's Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations,
904-854-8120,dkmurphy@fnf.com